May 5, 2000


Kramer, Levin, Naftalis & Frankel LLP
919 Third Avenue
New York, NY   10022

            Re:   The Victory Portfolios

Ladies and Gentlemen:

            We have acted as special Delaware counsel to The Victory Portfolios, a Delaware business trust (the "Trust"), in connection with certain matters relating to the formation of the Trust and the execution, delivery and performance by the Trust of that certain Agreement and Plan of Reorganization and Termination dated as of May 5, 2000 (the "Agreement and Plan") between the Trust, on behalf of Fund for Income and Established Value Fund, each a Series of the Trust (each individually an "Acquiring Fund" and collectively the "Acquiring Funds"), and the Trust, on behalf of Government Mortgage Fund and Ohio Regional Stock Fund, each a Series of the Trust (each individually a "Target" and collectively the "Targets"). Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Trust Instrument of the Trust dated as of March 27, 2000 (the "Governing Instrument").

            We understand that, pursuant to the Agreement and Plan and subject to the conditions set forth therein, Shares of each of the Acquiring Funds will be distributed to the Shareholders of each of the Targets in connection with the liquidation and termination of the Targets.

            In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Agreement and Plan; the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on December 21, 1995 (the "Certificate"); the Governing Instrument; the Trust Instrument of the Trust dated December 6, 1995, as amended on February 19, 1997 and October

Kramer, Levin, Naftalis & Frankel LLP
May 5, 2000
Page 2

23, 1997 (as originally adopted and as so amended, the "Original Governing Instrument"); the Bylaws of the Trust; Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A of The Victory Portfolios, a Massachusetts business trust and the predecessor to the Trust (the "Predecessor Trust") by which the Trust adopted such Registration Statement and the Predecessor Trust's Notification of Registration and Registration Statement under the Investment Company Act of 1940, as filed with the Securities and Exchange Commission on December 28, 1995; the Trust's Registration Statement on Form N-14 as filed with the Securities and Exchange Commission on December 30, 1999, as amended by Pre-Effective Amendment No. 1 thereto as filed with the Securities and Exchange Commission on January 7, 2000, to which the Agreement and Plan is attached as an exhibit (as amended, the "Registration Statement"); certain resolutions of the Trustees of the Trust including resolutions dated December 6, 1995 relating to the organization of the Trust, resolutions dated October 8, 1998, October 9, 1998 and December 1, 1999 relating to the establishment of the Targets and the Acquiring Funds and Classes of Shares thereof and resolutions dated December 1, 1999 relating to the approval and authorization of the Agreement and Plan and the Governing Instrument by the Trustees of the Trust (such resolutions, together with the Governing Instrument, the Bylaws of the Trust and the Registration Statement are referred to as the "Governing Documents"); a Certificate of Assistant Secretary of the Trust dated on or about the date hereof certifying as to the Governing Instrument and the due adoption of the resolutions referenced above; an Incumbency Certificate for the Trust; and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) except to the extent addressed in our opinion in paragraph 2, below, the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents, and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders (including the due approval of the Governing Instrument by the Shareholders); (ii) the satisfaction of all conditions precedent to the issuance of Shares pursuant to the Agreement and Plan and compliance with all other terms, conditions and restrictions set forth in the Agreement and Plan and the Governing Documents in connection with the issuance of Shares; (iii) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Shares; (iv) that, subsequent to the filing of the Certificate, no event has occurred, or prior to the issuance of Shares pursuant to the Agreement and Plan will occur, that would cause a termination or dissolution of the Trust under Sections 11.04 or 11.05 of the Governing Instrument or Sections 11.04 or 11.05 of the Original Governing Instrument, as applicable; (v) that, subsequent to the filing of the Certificate, no event has occurred, or prior to the issuance of Shares pursuant to the Agreement and Plan will occur, that would cause a termination or dissolution of a Target under Sections 2.06 or 11.04 of the Governing Instrument or Sections 2.06 or 11.04 of the Original Governing Instrument; (vi) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument or the Original

Kramer, Levin, Naftalis & Frankel LLP
May 5, 2000
Page 3

Governing Instrument, as applicable, and the Delaware Business Trust Act, 12 Del. C. ss.ss.3801 et seq. (the "Delaware Act"); (vii) that the form of the Agreement and Plan attached as an exhibit to the Registration Statement is the form presented to the Trustees of the Trust for approval and that the final form of the Agreement and Plan is in substantially the form presented to the Trustees of the Trust for approval; and (viii) that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of the Registration Statement, or any other registration or offering documentation relating to the Trust or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained. For purposes of our opinion in paragraph 4, below, (i) we refer only to required consents, approvals, authorizations and orders of any governmental authority of the State of Delaware that are of general application and, in our experience, normally applicable to transactions of the type contemplated by the Agreement and Plan and (ii) with respect to our opinion as to required consents, approvals, authorizations and orders of any court, we have relied exclusively on a review of the docket entries on record on May 4, 2000 (and as of the time of such review) identifying the Trust as a defendant party of the Superior Court of the State of Delaware, New Castle County, the Court of Chancery of the State of Delaware, New Castle County, the United States District Court for the District of Delaware and the United States Bankruptcy Court for the District of Delaware (each individually, a "Delaware Court"). Where any opinion is qualified by "to our knowledge," the quoted phrase means the present cognitive awareness of attorneys of this firm actively involved in the preparation of this opinion.

            Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

            1. The Trust is a duly formed and validly existing business trust in good standing under the laws of the State of Delaware with all requisite business trust power and authority to carry on its business and to own its property and assets as described in the Governing Instrument. Each Target is a validly existing Series of the Trust.

            2. The Agreement and Plan (a) has been duly authorized and executed by the Trust on behalf of each of the Targets and (b) is a legal, valid and binding obligation of each Target, enforceable against each Target in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and remedies, as from time to time in effect, (ii) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) principles of course of dealing or course of performance and standards of good faith, fair dealing, materiality and reasonableness that may be applied by a court to the exercise of rights and remedies.

Kramer, Levin, Naftalis & Frankel LLP
May 5, 2000
Page 4

            3. The execution and delivery of the Agreement and Plan by the Trust on behalf of the Targets did not, and the consummation of the transactions contemplated thereby by the Trust on behalf of the Targets will not, result in a violation of the Governing Instrument or the Bylaws of the Trust.

            4. To our knowledge, no consent, approval, authorization or order of any Delaware Court or governmental authority of the State of Delaware is required for the consummation by the Trust on behalf of the Targets of the transactions contemplated by the Agreement and Plan.

            We understand that you wish to rely on this opinion as to certain matters of Delaware law in connection with the rendering of your opinion to the Acquiring Funds relating to the transactions contemplated hereby, and we hereby consent to such reliance. We also consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to a post-effective amendment to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as provided in this paragraph, this opinion may not be relied on by any person or for any purpose without our prior written consent. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

                                   Sincerely,

                                   MORRIS, NICHOLS, ARSHT & TUNNELL